UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	June 11, 2020

Ameris Bancorp
(Exact Name of Registrant as Specified in Charter)

Georgia	001-13901	58-1456434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3490 Piedmont Road N.E., Suite 1550
Atlanta,	Georgia	30305
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(404)	639-6500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	ABCB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
        Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 11, 2020, Ameris Bancorp (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, there were present in person or by proxy 64,327,647 shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”), representing 92.54% of the total outstanding eligible votes. At the Annual Meeting, the Company’s shareholders: (1) elected eight members to the Board of Directors of the Company (the “Board”) to serve the terms described below; (2) ratified the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020; (3) approved, on an advisory basis, the compensation of the Company’s named executive officers; (4) approved the amendment of the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock from 100 million shares to 200 million shares; (5) approved the amendment of the Company’s Articles of Incorporation to eliminate the supermajority vote required to amend certain provisions of the Company’s Articles of Incorporation and Bylaws; and (6) approved the amendment of the Company’s Articles of Incorporation and Bylaws to declassify the Board. Each of the foregoing proposals was set forth and described in the Notice of Annual Meeting and Proxy Statement of the Company dated April 27, 2020, as supplemented by the Definitive Additional Materials filed with the Securities and Exchange Commission on May 26, 2020. The voting results for each proposal are as follows:

1.Election of the following director nominees by a majority vote to serve as Class I directors until the annual meeting to be held in 2022:

Nominee	For	Withheld	Broker Non-Votes
Rodney D. Bullard	58,787,759	1,316,191	4,223,697
James B. Miller, Jr.	57,642,764	2,461,186	4,223,697

Election of the following director nominees by a majority vote to serve as Class II directors until the annual meeting to be held in 2023:

Nominee	For	Withheld	Broker Non-Votes
William I. Bowen, Jr.	58,904,311	1,199,639	4,223,697
Wm. Millard Choate	58,891,497	1,212,453	4,223,697
Robert P. Lynch	57,693,880	2,410,070	4,223,697
Elizabeth A. McCague	58,824,420	1,279,530	4,223,697

Election of the following director nominees by a majority vote to serve as Class III directors until the annual meeting to be held in 2021:

Nominee	For	Withheld	Broker Non-Votes
Gloria A. O’Neal	59,341,307	762,643	4,223,697
H. Palmer Proctor, Jr.	58,888,435	1,215,515	4,223,697

2.Ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020 by a vote of 64,262,490 for, 30,922 against, 34,235 abstaining and 0 broker non-votes.
3.Approval, on an advisory basis, of the compensation of the Company’s named executive officers by a vote of 58,624,811 for, 1,239,966 against, 239,173 abstaining and 4,223,697 broker non-votes.
4.Approval of the amendment of the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock from 100 million shares to 200 million shares by a vote of 61,297,836 for, 2,846,491 against, 183,320 abstaining and 0 broker non-votes.

5.Approval of the amendment of the Company’s Articles of Incorporation to eliminate the supermajority vote required to amend certain provisions of the Company’s Articles of Incorporation and Bylaws by a vote of 59,674,657 for, 376,047 against, 53,246 abstaining and 4,223,697 broker non-votes.
6.Approval of the amendment of the Company’s Articles of Incorporation and Bylaws to declassify the Board by a vote of 59,725,685 for, 326,656 against, 51,609 abstaining and 4,223,697 broker non-votes.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
AMERIS BANCORP

By:	/s/ Nicole S. Stokes
Nicole S. Stokes
Executive Vice President and Chief Financial Officer

Date: June 15, 2020